CERTIFICATE OF FORMATION

                                     OF

                   FORTRESS BROOKDALE INVESTMENT FUND LLC


            The undersigned, the manager of Fortress Brookdale Investment Fund LLC, desiring to form a Limited Liability Company pursuant to the Delaware Limited Liability Company Act (16 Del. C.ss. 18-101 et seq.), certifies as follows:

            1. The name of the company is Fortress Brookdale Investment
Fund LLC.

            2. The registered office of Fortress Brookdale Investment Fund LLC is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

            3. The registered agent for service of process of Fortress Brookdale Investment Fund LLC is The Corporation Trust Company having a business office which is identical with Fortress Brookdale Investment Fund LLC registered office.



Dated:  August 30, 2000


                              Fortress Brookdale Investment Fund LLC



                              By:      /s/ Deborah M. Reusch
                                    ----------------------------------
                              Name:        Deborah M. Reusch
                              Title:       Authorized Person